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As filed with the Securities and Exchange Commission on March 23, 2012

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HCC Insurance Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-0336636 (I.R.S. Employer Identification No.)

HCC Capital Trust I
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-6494416 (I.R.S. Employer Identification No.)

HCC Capital Trust II
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	76-6494417 (I.R.S. Employer Identification No.)

13403 Northwest Freeway
Houston, Texas 77040
(713) 690-7300
(Address, including zip code, and telephone number, including area code, of each Registrant's principal executive offices)

RANDY D. RINICELLA
Senior Vice President, General Counsel and Secretary
13403 Northwest Freeway
Houston, Texas 77040
(713) 744-9648
(Name, address including zip code, and telephone number, including area code, of agent for service)

Copy to:
P. Kevin Trautner
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010
(713) 651 - 5412

Approximate date of commencement of proposed sale to the public:
From time to time after the Registration Statement becomes effective, as determined by the applicable Registrant.

             If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

             If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

             If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ☐

             If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common Stock of HCC Insurance Holdings, Inc. (par value $1.00 per share)

Debt Securities of HCC Insurance Holdings, Inc.

Warrants of HCC Insurance Holdings, Inc.

Trust Preferred Securities of HCC Capital Trust I and HCC Capital Trust II(3)

Guarantees of HCC Insurance Holdings, Inc. with respect to Trust Preferred Securities(3)

Total	$1,000,000,000	$1,000,000,000	$0(2)

(1)
An indeterminate number or principal amount of common stock, debt securities, warrants and guarantees of HCC Insurance Holdings, Inc., and trust preferred securities of HCC Capital Trust I and HCC Capital Trust II, as may from time to time be issued at indeterminate prices, with an aggregate offering price not to exceed $1,000,000,000.

(2)
The registration fee is calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended, in reliance on Rule 456(b). The Registrants hereby elect to defer the payment of filing fees pursuant to Rule 456(b) and to pay such additional filing fees on a pay-as-you-go basis. As a result, Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fee for any class of security listed, and that the registration fee shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees.

(3)
No separate consideration will be received for the guarantees of the trust preferred securities. Debt securities may be purchased by each of HCC Capital Trust I and HCC Capital Trust II with the proceeds of the sale of the trust preferred securities, in which case no separate consideration will be received for the debt securities. Such debt securities may later be distributed to the holders of trust preferred securities.

PROSPECTUS

HCC Insurance Holdings, Inc.

Common Stock
Debt Securities
Warrants
Guarantees

HCC Capital Trust I
HCC Capital Trust II

Trust Preferred Securities
Fully and Unconditionally Guaranteed
by
HCC Insurance Holdings, Inc.

        We or either of the Trusts may offer from time to time up to $1,000,000,000 of any combination of the securities described in this prospectus. Neither we, nor the Trusts, will offer or sell any securities under this prospectus unless accompanied by a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part.

        We may offer and sell, from time to time:

  •
  shares of our common stock;

  •
  debt securities;

  •
  warrants to purchase our debt securities or our common stock; and

  •
  guarantees of trust preferred securities sold by a Trust.

        Each Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the respective Trust.

        We will provide the specific terms of these securities in one or more supplements to this prospectus, a prospectus contained in a post-effective amendment, or documents we incorporate herein by reference. You should read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated herein by reference carefully before you invest in these securities.

        We may sell the securities directly, or through agents designated from time to time, or to or through underwriters or dealers. If any underwriters are involved in the sale of any securities, their names and any applicable commissions or discounts will be set forth in a prospectus supplement, in a prospectus contained in a post-effective amendment or in the documents we incorporate herein by reference.

        Our common stock is listed on the New York Stock Exchange under the Symbol "HCC." The last reported sale price on March 22, 2012 was $30.95 per share.

        INVESTING IN OUR COMMON STOCK INVOLVES RISKS. YOU SHOULD CONSIDER THE "RISK FACTORS" ON PAGE 3 AND AS OTHERWISE DESCRIBED IN ANY ACCOMPANYING PROSPECTUS SUPPLEMENT, ANY PROSPECTUS CONTAINED IN A POST-EFFECTIVE AMENDMENT AND IN THE DOCUMENTS WE INCORPORATE BY REFERENCE IN THIS PROSPECTUS.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OF THIS PROSPECTUS OR WHETHER IT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 23, 2012

 ABOUT THIS PROSPECTUS

        As used in this prospectus, unless otherwise required by the context, the terms "we," "us," "our" and the "Company" refer to HCC Insurance Holdings, Inc. and its subsidiaries on a consolidated basis, and the term "HCC" refers only to HCC Insurance Holdings, Inc. References to a "Trust" refer to either HCC Capital Trust I or HCC Capital Trust II, which are the Delaware statutory business trusts that we have formed to issue the trust preferred securities that may be issued under this prospectus.

        This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission ("SEC") using an "automatic shelf" registration process for "well-known seasoned issuers." Under the automatic shelf registration process, we may offer and sell from time to time any combination of shares of our common stock, debt securities, warrants to purchase our debt securities or our common stock, and guarantees of trust preferred securities sold by a Trust. In addition, a Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in assets of the respective Trust. Our securities and those of the Trusts may be offered in one or more offerings with a total offering price of up to $1,000,000,000. Each time we use this prospectus to offer securities, we will provide a prospectus supplement or a prospectus contained in a post-effective amendment to the registration statement of which this prospectus is a part that will contain or will indicate where specific information about the terms of that offering may be obtained. The prospectus supplement, the prospectus contained in a post-effective amendment or the documents we incorporate herein by reference may also add, update or change information contained in this prospectus. Please carefully read this prospectus, any prospectus supplement, any prospectus contained in a post-effective amendment and the documents incorporated by reference in the prospectus together with the additional information described under "Where You Can Find More Information" before you make an investment decision.

        You should rely only on the information contained in this prospectus, the applicable prospectus supplement and the applicable prospectus contained in a post-effective amendment. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. Neither the delivery of this prospectus, any prospectus supplement or any prospectus contained in a post-effective amendment, nor any offer or sale under any such prospectus shall, under any circumstances, create any implication that there has been no change in our business, risks related to our business, financial condition, results of operations and prospects, that the information contained in any such prospectus is accurate as of any date other than the date of such prospectus, or that any information incorporated by reference in any such prospectus is accurate at any time subsequent to its date.

THE COMPANY

        We are a Delaware corporation, which was formed in 1991. Our predecessor corporation was formed in 1974.

        We are a leading specialty insurer with offices in the United States, the United Kingdom, Spain and Ireland. We underwrite a variety of relatively non-correlated specialty insurance products, including property and casualty, accident and health, surety, credit and aviation product lines, in approximately 180 countries. We market our products through a network of independent agents and brokers, producers, managing general agents and directly to consumers. Our businesses are managed through five underwriting segments and our investing segment. Our underwriting segments are U.S. Property & Casualty, Professional Liability, Accident & Health, U.S. Surety & Credit and International.

        Our principal executive offices are located at 13403 Northwest Freeway, Houston, Texas 77040 and our telephone number is (713) 690-7300. We maintain a website at www.hcc.com. The reference to our website address does not constitute incorporation by reference of the information contained at the website in this prospectus.

THE TRUSTS

        Each Trust is a statutory business trust that we have formed under Delaware law. For each Trust there is a trust agreement among HCC, as depositor, U.S. Bank National Association, as property trustee, and U.S. Bank Trust National Association, as Delaware trustee. For each Trust there is also a certificate of trust filed with the Delaware Secretary of State. When we are ready to issue and sell securities through the Trust, the trust agreement will be amended to read substantially like the form of amended and restated trust agreement that is filed with the SEC as an exhibit to the registration statement of which this prospectus is a part. Each trust agreement has been qualified as an indenture under the Trust Indenture Act of 1939.

        The Trusts have no separate financial statements. Separate financial statements would not be material to holders of the trust preferred securities because the Trusts have no independent operations.

        The principal executive office of each Trust is 13403 Northwest Freeway, Houston, Texas 77040, and the telephone number for each Trust is (713) 690-7300.

RISK FACTORS

        Investing in our securities involves risk. Please see the risk factors described in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

ABOUT FORWARD-LOOKING STATEMENTS

        This prospectus contains certain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are intended to be covered by the safe harbors created by those laws. These forward-looking statements reflect our current expectations and projections about future events and include information about possible or assumed future results of our operations. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus that address activities, events or developments that we expect or anticipate may occur in the future, including such things as growth of our business and operations, business strategy, competitive strengths, goals, plans, future capital expenditures and references to future successes may be considered forward-looking statements. Generally, words such as "anticipate," "believe," "estimate," "expect," "intend," "plan," "probably" or similar expressions indicate forward-looking statements.

        Many risks and uncertainties may have an impact on the matters addressed in these forward-looking statements, which could affect our future financial results and performance, including, among other things:

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  the effects of catastrophic losses;

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  the cyclical nature of the insurance business;

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  inherent uncertainties in the loss estimation process, which can adversely impact the adequacy of loss reserves;

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  the impact of past and future potential credit market downturns, including any potential additional ratings downgrade and/or impairment or perceived impairment of the debt securities of sovereign issuers, including the United States of America;

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  the effects of emerging claim and coverage issues;

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  the effects of extensive governmental regulation of the insurance industry;

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  changes to the country's health care delivery system;

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  the effects, if any, of climate change, on the risks we insure;

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  potential credit risk with brokers;

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  the effects of industry consolidations;

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  our assessment of underwriting risk;

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  our retention of risk, which could expose us to potential losses;

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  the adequacy of reinsurance protection;

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  the ability and willingness of reinsurers to pay balances due us;

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  the occurrence of terrorist activities;

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  our ability to maintain our competitive position;

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  fluctuations in securities markets, including defaults, which may reduce the value of our investment assets, reduce investment income or generate realized investment losses;

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  changes in our assigned financial strength ratings;

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  our ability to raise capital and funds for liquidity in the future;

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  attraction and retention of qualified employees;

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  our ability to successfully expand our business through the acquisition of insurance-related companies;

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  impairment of goodwill;

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  the ability of our insurance company subsidiaries to pay dividends in needed amounts;

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  fluctuations in foreign exchange rates;

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  failures or constraints of our information technology systems;

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  difficulties with outsourcing relationships; and

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  change of control.

        You should consider these risks and those we set out or incorporate into the "Risk Factors" section of this prospectus before you purchase our securities.

        These events or factors could cause our results or performance to differ materially from those we express in our forward-looking statements. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions, and, therefore, the forward-looking statements based on these assumptions, could themselves prove to be inaccurate. In light of the significant uncertainties inherent in the forward-looking statements that are included in this prospectus, our inclusion of this information is not a representation by us or any other person that our objectives or plans will be achieved.

        Our forward-looking statements speak only at the date made, and we will not update these forward-looking statements unless the securities laws require us to do so. In light of these risks, uncertainties and assumptions, any forward-looking events discussed in this prospectus may not occur.

USE OF PROCEEDS

        Except as otherwise described in the applicable prospectus supplement or prospectus contained in a post-effective amendment, or in documents that we incorporate herein by reference, we intend to use the net proceeds from the sale of our securities (either to the Trusts or directly to the public) for general corporate purposes, including, but not limited to, the following purposes:

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  make acquisitions in the insurance industry that from time to time become available to us provided that such acquisitions are deemed to be in the best interests of the Company and our stockholders by our Board of Directors;

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  contribute capital to insurance company subsidiaries;

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  make capital expenditures;

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  provide working capital;

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  purchase equity or fixed income investments;

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  repay or refinance debt or other corporate obligations; or

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  repurchase and redeem our securities.

        Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

        Each Trust will use all of the proceeds it receives from the sale of its trust preferred securities to purchase from us debt securities that will provide the funds for that Trust's payments to purchasers of its trust preferred securities.

RATIO OF EARNINGS TO FIXED CHARGES
AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The ratio of our earnings to fixed charges and the ratio of earnings to combined fixed charges and preference dividends for the periods indicated are as follows:

	2011	2010	2009	2008	2007
Ratio of earnings to fixed charges	13.30	19.39	25.13	18.25	29.51
Ratio of earnings to combined fixed charges and preference dividends	13.30	19.39	25.13	18.25	29.51

        For these ratios, fixed charges consist of interest expense, including amounts capitalized and amortization of capitalized expenses related to indebtedness, and 33% of rent expense, which represents a reasonable approximation of the interest factor of rent expense. Earnings consist of earnings from continuing operations before income tax expense plus fixed charges. Preference dividends represent the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities. During the periods set forth above, HCC did not have any outstanding preference securities.

 GENERAL DESCRIPTION OF SECURITIES

        We may offer and sell, from time to time:

  •
  shares of our common stock;

  •
  debt securities;

  •
  warrants to purchase our debt securities or our common stock; and

  •
  guarantees of trust preferred securities sold by a Trust.

        A Trust may offer and sell, from time to time, trust preferred securities representing undivided beneficial interests in the assets of the respective Trust. HCC will guarantee the trust preferred securities.

        We will provide the specific terms of these securities in one or more supplements to this prospectus or prospectuses contained in a post-effective amendment, or the documents that we incorporate herein by reference, which are sometimes collectively referred to in the description of securities below as a prospectus supplement.

DESCRIPTION OF COMMON STOCK

        The following is a description of our common stock and a summary of the rights of our stockholders. You should also refer to our Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, which are incorporated by reference in this prospectus, and to Delaware law. When used in this section "Description of Common Stock," the terms "we," "us," "our," and Company refer to HCC Insurance Holdings, Inc. only.

General

        We have the authority to issue an aggregate of 250,000,000 shares of common stock, par value $1.00 per share. As of March 19, 2012, 104,224,123 shares of common stock were outstanding.

        Voting rights.    Each share of common stock is entitled to one vote in the election of directors and on all other matters submitted to a vote of our stockholders. Our stockholders do not have the right to cumulate their votes in the election of directors.

        Dividends, distributions and stock splits.    Holders of our common stock are entitled to receive dividends if, as and when such dividends are declared by our Board of Directors out of assets legally available therefor.

        Liquidation.    In the event of any dissolution, liquidation, or winding up of our affairs, whether voluntary or involuntary, after payment of our debts and other liabilities, our remaining assets will be distributed ratably among the holders of common stock.

        Fully Paid.    All shares of common stock outstanding are fully paid and nonassessable, and all the shares of common stock to be outstanding upon completion of this offering will be fully paid and nonassessable.

        Other Rights.    Holders of our common stock have no redemption or conversion rights and no preemptive or other rights to subscribe for our securities.

Certain Anti-Takeover Effects of Certain Provisions of the Company's Amended and Restated Certificate of Incorporation, as amended, Amended and Restated Bylaws and the Delaware General Corporation Law

        In order to enhance the likelihood of continuity and stability in the composition of our Board of Directors and in the policies formulated by our Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change of control, our Amended and Restated Bylaws include provisions to establish advance notice requirements for nominations for election to our Board of Directors or proposing matters that can be acted upon by stockholders at stockholder meetings.

        Additionally, Section 203 of the Delaware General Corporation Law may discourage, delay or prevent a change in control. We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Under Section 203, certain "business combinations" between a Delaware corporation and an "interested stockholder" are prohibited for a three-year period following the date that such stockholder became an interested stockholder, unless:

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  the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors of the corporation before such stockholder became an interested stockholder;

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  upon consummation of the transaction that resulted in such stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (a) by directors who are also officers and (b) by employee stock plans in which the employees do not have a confidential right to tender stock held by the plan in a tender or exchange offer; or

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  the business combination is approved by the board of directors of the corporation and authorized at a meeting, and not by written consent, by two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

        The three-year prohibition also does not apply to some business combinations proposed by an interested stockholder following the announcement or notification of an extraordinary transaction involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation's directors.

        Under the Delaware General Corporation Law, the term "business combination" is defined generally to include mergers or consolidations between the corporation or its majority-owned subsidiary and an interested stockholder, transactions with an interested stockholder involving the assets of the corporation or its majority-owned subsidiaries, and transactions that increase an interested stockholder's percentage ownership of stock. The term "interested stockholder" is defined generally as those stockholders who become beneficial owners of 15% or more of the corporation's voting stock, together with the affiliates or associates of that stockholder.

Transfer Agent and Registrar

        The Transfer Agent and Registrar for the common stock is American Stock Transfer & Trust Company.

 DESCRIPTION OF DEBT SECURITIES

        The following description sets forth certain general terms and provisions of the debt securities to which any prospectus supplement may relate. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The debt securities will be senior debt securities or subordinated debt securities. The senior debt securities will be issued under an indenture (the "Senior Indenture"), to be entered into between us and U.S. Bank National Association, as trustee (the "Senior Trustee"), and the subordinated debt securities will be issued under a separate indenture (the "Subordinated Indenture") to be entered into between us and U.S. Bank National Association, as trustee (the "Subordinated Trustee"). The term "Trustee" used in this prospectus shall refer to the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Indenture and the Subordinated Indenture are sometimes collectively referred to herein as the "Indentures" and individually as "Indenture." The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended (the "TIA"), and may be supplemented from time to time following execution. When used in this section "Description of Debt Securities," the terms "we," "us," "our," and Company refer to HCC Insurance Holdings, Inc. only.

        The terms of the debt securities include those stated in the applicable Indenture and those made part of the Indenture by reference to the TIA. The debt securities are subject to all of those terms, and holders of debt securities are referred to the applicable Indenture and the TIA for a statement of those terms.

        The statements set forth below in this section are brief summaries of certain provisions contained in the Indentures, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Indentures, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Indentures.

General

        The debt securities will be our direct, unsecured obligations. The indebtedness represented by the senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The indebtedness represented by the subordinated debt securities will be subordinated in right of payment to the prior payment in full of all of our senior debt as described below under "Subordination."

        A prospectus supplement, the applicable Indenture and the supplemental indenture or authorizing resolution (including any related officer's certificate or Company order), if any, relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

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  the form and title of the debt securities and whether the debt securities are senior debt securities or subordinated debt securities;

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  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount;

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  the date or dates on which the principal of the debt securities shall be payable;

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  the rate or rates (fixed or variable) at which the debt securities shall bear interest, if any, and the date or dates from which the interest shall accrue;

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  the dates on which interest, if any, shall be payable and the record dates for the interest payment dates;

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  the place or places where the principal of and interest, if any, on the debt securities of the series will be payable;

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  any optional or mandatory redemption or any sinking fund or analogous provisions;

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  any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

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  any provisions granting special rights to holders when a specified event occurs;

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  the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

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  any Events of Default or covenants with respect to the debt securities that differ from, or are in addition to, those set forth in the applicable Indenture;

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  provisions regarding the convertibility or exchangeability of the debt securities;

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  provisions pertaining to the issuance of debt securities in the form of global debt securities, as described below;

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  provisions relating to the modification of the terms of the debt securities or the rights of securityholders;

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  the form of and conditions to issuance of debt securities issuable in definitive form, other than as described below;

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  the identity of the trustee, the registrar for the debt securities and any paying agent; and

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  any other terms not prohibited by the provisions of the applicable Indenture.

        The debt securities of a series may be issued in registered, coupon or global form and will be denominated in an amount equal to all or a portion of the aggregate principal amount of those debt securities. See "Global Debt Securities."

        Unless otherwise set forth in a prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

        Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each Indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Denominations

        Unless otherwise indicated in any applicable prospectus supplement, the debt securities of any series will be issued only in fully registered form in denominations of $2,000 or any integral multiple of $1,000 in excess thereof.

Global Debt Securities

        Certain series of the debt securities may be issued as permanent global debt securities to be deposited with a depositary with respect to that series. Unless otherwise indicated in the applicable prospectus supplement, the following is a summary of the depository arrangements applicable to debt securities issued in permanent global form and for which The Depository Trust Company, or DTC, acts as depositary.

        Each global debt security will be deposited with, or on behalf of, DTC, as depositary, or its nominee and registered in the name of a nominee of DTC. Except under the limited circumstances described below, global debt securities are not exchangeable for definitive certificated debt securities.

        Ownership of beneficial interests in a global debt security is limited to institutions that have accounts with DTC or its nominee ("participants") or persons that may hold interests through participants. In addition, ownership of beneficial interests by participants in a global debt security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee for a global debt security. Ownership of beneficial interests in a global debt security by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant. DTC has no knowledge of the actual beneficial owners of the debt securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global debt security.

        Payments on debt securities represented by a global debt security registered in the name of or held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global debt security representing the debt securities. We expect that upon receipt of any payments with respect to a global debt security, DTC will immediately credit accounts of participants on its book-entry registration and transfer system with payments in amounts proportionate to their respective beneficial interests in the principal amount of that global debt security as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global debt security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements that may be in effect from time to time.

        Neither we, any Trustee nor any of our respective agents will be responsible for any aspect of the records of DTC, any nominee or any participant relating to, or payments made on account of, beneficial interests in a permanent global debt security or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

        A global debt security is exchangeable for definitive debt securities registered in the name of, and a transfer of a global debt security may be registered to, any person other than DTC or its nominee, only if:

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  DTC notifies us that it is unwilling or unable to continue as depositary for that global debt security or at any time DTC ceases to be registered under the Exchange Act, and a successor depositary is not appointed by us within 90 days after our receipt of such notice;

  •
  we determine in our discretion that the global debt security shall be exchangeable for definitive debt securities in registered form;

  •
  there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default under the debt securities; or

  •
  as may be provided in any applicable prospectus supplement.

        Any global debt security that is exchangeable pursuant to the preceding sentence will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global debt security, in denominations of $2,000 or any integral multiple of $1,000 in excess thereof. The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that these instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global debt security.

        Except as provided above, owners of the beneficial interests in a global debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of debt securities for any purpose under the Indentures. No global debt security shall be exchangeable except for another global debt security of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global debt security or the Indentures.

        We understand that, under existing industry practices, in the event that we request any action of holders, or an owner of a beneficial interest in a global debt security desires to give or take any action that a holder is entitled to give or take under the debt securities or the Indentures, DTC would authorize the participants holding the relevant beneficial interest to give or take that action, and those participants would authorize beneficial owners owning through those participants to give or take that action or would otherwise act upon the instructions of beneficial owners owning through them.

        DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in those securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC's participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC"). DTCC is the holding company for DTC, National Securities Clearance Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Covenants

        Under the Indentures, we have agreed to:

  •
  pay the principal of, and interest and any premium on, the debt securities when due;

  •
  maintain a place of payment;

  •
  deliver an officer's certificate to the Trustee within 150 days after the end of each fiscal year regarding our review of compliance with our obligations under the Indentures;

  •
  maintain our corporate existence; and

  •
  deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium.

Consolidation, Merger or Asset Sale

        Both Indentures generally allow us to consolidate or merge with a person, association or entity. They also allow us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

        However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Indentures, which include the following requirements:

  •
  the remaining or acquiring person, association or entity is a corporation or partnership organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Indentures, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Indentures;

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

  •
  delivery to the trustee an officer's certificate and an opinion of counsel stating that all related conditions have been satisfied.

        The remaining or acquiring person, association or entity will be substituted for us in the Indentures with the same effect as if it had been an original party to the Indentures. Thereafter, the successor may exercise our rights and powers under the Indentures, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Indentures and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the Indentures and the debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, each of the following events will be an Event of Default under an Indenture with respect to any series of debt securities issued under that Indenture:

  •
  failure to pay any interest on any debt security of the series when due, continued for 30 days;

  •
  failure to pay principal of (or premium, if any, on) any debt security of the series when due;

  •
  failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series;

  •
  failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

  •
  certain events in bankruptcy, insolvency or reorganization affecting us; and

  •
  any other Event of Default set forth in the applicable indenture or supplemental indenture relating to the debt securities of that series.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under an Indenture. The applicable Trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults of principal or on interest or any premium on those debt securities, if it considers such withholding to be in the interest of the holders.

        If an Event of Default occurs and is continuing, then the applicable Trustee or the holders of a specified percentage in aggregate principal amount of the outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due and payable immediately; provided, however, that the holders of a majority of the aggregate principal amount of the debt securities of that series may, under certain circumstances, rescind and annul the declaration.

        Subject to provisions in each Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, no Trustee will be under an obligation to exercise any of its rights or powers under that Indenture at the request, order or direction of any holders of debt securities then outstanding under that Indenture, unless the holders shall have offered to the applicable Trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Trustee or exercising any power conferred on the Trustee, for any series of debt securities.

Defeasance

        Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the applicable Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the applicable Indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

        We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

        To exercise either defeasance option as to a series of debt securities, we must:

  •
  irrevocably deposit in trust with the applicable Trustee or another trustee money or U.S. government obligations in an amount to pay and discharge the principal of and any premium and interest on the debt securities on the stated maturities or redemption dates therefor and any mandatory sinking fund payments;

  •
  deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal of and premium and interest when due on all debt securities of the series to maturity or redemption, as the case may be, and any mandatory sinking fund payments; and

  •
  comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

        We may discharge all our obligations under an Indenture with respect to the notes of any series, other than our obligation to register the transfer of and to exchange notes of that series, when either:

  •
  all outstanding notes of that series, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such notes not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such notes, including interest to the stated maturity or applicable redemption date;

and we have paid all other sums due under that Indenture and delivered an officer's certificate and opinion of counsel to the Trustee stating that all related conditions have been satisfied.

Modification of Indentures

        Under each Indenture, generally we and the Trustee may modify our rights and obligations and the rights of the holders with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities of each series affected by the modification.

        No modification of the principal or interest payment terms, no modification reducing the percentage required for any waiver or modifications and no modification impairing the right to institute suit for the payment on debt securities of any series when due, is effective against any holder without its consent.

        In addition, we and the applicable Trustee may amend the Indentures without the consent of any holder of the debt securities to make certain technical changes, such as:

  •
  curing ambiguities or correcting defects or inconsistencies or otherwise adding or changing provisions with respect to matters or questions arising under the Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

  •
  evidencing the succession of another person to us, and the assumption by that successor of our obligations under the applicable indenture and the debt securities of any series;

  •
  providing for the acceptance of appointment by a successor trustee;

  •
  qualifying the indentures under the TIA;

  •
  complying with the rules and regulations of any securities exchange or automated quotation system on which debt securities of any series may be listed or traded; or

  •
  adding, changing or eliminating provisions relating to a particular series of debt securities to be issued.

Subordination

        Debt securities of a series may be subordinated to our "Senior Indebtedness," which we define (subject to modification in any applicable prospectus supplement) generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Subordinated debt securities will be subordinate in right of payment, to the extent and in the manner set forth in the indenture, and related supplemental indenture or authorizing resolution (including any related officer's certificate or Company order), and the prospectus supplement relating to such series, to the prior payment of all of our indebtedness that is designated as "Senior Indebtedness" with respect to the series. Under a subordinated indenture, payment of the principal, interest and premium, if any, on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all senior debt. The Subordinated Indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Indebtedness when due;

  •
  any other default on Senior Indebtedness occurs and the maturity of such Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Indebtedness has been paid in full in cash;

  •
  of any insolvency, bankruptcy or similar proceeding involving us or our property; or

  •
  of a default (other than payment default) with respect to the Senior Indebtedness that imposes a payment blockage on the subordinated debt securities for a maximum of 179 days at any one time, unless the Event of Default has been cured or waived or shall no longer exist.

        The Subordinated Indenture will not limit the amount of Senior Indebtedness that we may incur.

No Individual Liability of Officers, Directors, Employees or Stockholders

        No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under any Indenture or the debt securities by reason of his, her or its status as such.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase our senior debt securities, subordinated debt securities, common stock or other securities registered pursuant to the registration statement to which this prospectus relates. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. In addition to this summary, you should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants. When used in this section "Description of Warrants," the terms "we," "us," "our," and Company refer to HCC Insurance Holdings, Inc. only.

        The applicable prospectus supplement will describe the terms of any series of warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

  •
  the title of such warrants;

  •
  the aggregate number of such warrants;

  •
  the price or prices at which such warrants will be issued;

  •
  the currency or currencies, in which the price of such warrants will be payable;

  •
  the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

  •
  the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

  •
  the minimum or maximum amount of such warrants which may be exercised at any one time;

  •
  the anti-dilution provisions of such warrants;

  •
  the redemption or call provisions of such warrants;

  •
  provisions regarding changes to or adjustments in the exercise price;

  •
  the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

  •
  the date on and after which such warrants and the related securities will be separately transferable;

  •
  information with respect to book-entry procedures, if any;

  •
  a discussion of any material United States federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

        Until they exercise their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon exercise, and will not be entitled to:

  •
  receive payments of principal of (or premium, if any, on) or interest, if any, on any debt securities purchasable upon exercise;

  •
  receive dividend payments, if any, with respect to any underlying securities; or

  •
  exercise the voting rights of any common stock or preferred stock purchasable upon exercise.

DESCRIPTION OF TRUST RELATED JUNIOR SUBORDINATED DEBT SECURITIES

        The junior subordinated debentures that we issue to a Trust will be our direct unsecured general obligations. Only junior subordinated debt securities will be issued to the Trusts. The debt securities will be issued in one or more series under the indenture between us and U.S. Bank National Association, as trustee, and under our securities resolution or a supplemental indenture authorizing the particular series. This indenture is referred to herein as the "Trust Preferred Indenture." The terms "we," "us," "our," and Company refer to HCC Insurance Holdings, Inc. only, when used in this section "Description of Trust Related Junior Subordinated Debt Securities" and the sections "Description of Trust Preferred Securities," "Description of Trust Related Guarantees" and "Relationship among the Trust Preferred Securities, the Corresponding Junior Subordinated Securities and the Guarantees."

        Set forth below is a summary of certain provisions of the Trust Preferred Indenture. Other terms, and the particular terms of a specific series of debt securities (which differ from the terms described below), will be described in the prospectus supplement relating to that series. The form of the Trust Preferred Indenture and a form of amended and restated trust agreement, or Trust Agreement, are filed as exhibits to the registration statement of which this prospectus is a part. You should read the Trust Preferred Indenture and the Trust Agreement for provisions that may be important to you. The statements set forth below in this section are brief summaries of certain provisions contained in the Trust Preferred Indenture, do not purport to be complete, and are subject to, and are qualified in their entirety by reference to, the Trust Preferred Indenture, including the definitions of certain terms therein, and the TIA. Capitalized terms used in this section and not otherwise defined in this section will have the respective meanings assigned to them in the Trust Preferred Indenture.

General

        The Trust Preferred Indenture does not significantly limit our operations. In particular, it does not:

  •
  limit the amount of debt securities that we can issue under the Trust Preferred Indenture;

  •
  limit the number of series of debt securities that we can issue from time to time;

  •
  restrict the total amount of debt that we or our subsidiaries may incur; or

  •
  contain any covenant or other provision that is specifically intended to afford any holder of the debt securities special protection in the event of highly leveraged transactions or any other transactions resulting in a decline in our ratings or credit quality.

        As of the date of this prospectus, there are no debt securities outstanding under the Trust Preferred Indenture. The ranking of a series of debt securities with respect to all of our indebtedness will be established by the securities resolution or supplemental indenture creating the series.

        Although the Trust Preferred Indenture permits the issuance of debt securities in other forms or currencies, the debt securities issued under the Trust Preferred Indenture will only be denominated in U.S. dollars in registered form without coupons, unless otherwise indicated in the applicable prospectus supplement.

        A prospectus supplement and a securities resolution or supplemental indenture relating to the offering of any series of debt securities will include specific terms relating to the offering. The terms will include some or all of the following:

  •
  the designation, aggregate principal amount, currency or composite currency (if other than U.S. dollars) and denominations of the debt securities;

  •
  the price at which the debt securities will be issued and, if an index, formula or other method is used, the method for determining amounts of principal or interest;

  •
  the maturity date and other dates, if any, on which the principal of the debt securities will be payable;

  •
  the interest rate or rates, if any, or method of calculating the interest rate or rates which the debt securities will bear;

  •
  the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest; the manner of paying principal and interest on the debt securities;

  •
  the place or places where principal and interest will be payable;

  •
  the terms of any mandatory or optional redemption of the debt securities by us, including any sinking fund, the terms of any conversion or exchange right; the terms of any redemption of debt securities at the option of holders;

  •
  any tax indemnity provisions;

  •
  the portion of principal payable upon acceleration of the maturity date of any debt security;

  •
  whether and upon what terms debt securities may be defeased (which means that we would be discharged from its obligations by depositing sufficient cash or government securities to pay the principal, interest, any premiums and other sums due to the stated maturity date or a redemption date of the debt securities of the series);

  •
  whether any events of default or covenants in addition to or instead of those set forth in the Trust Preferred Indenture apply;

  •
  provisions for electronic issuance of debt securities or for debt securities in uncertificated form;

  •
  any provisions relating to extending or shortening the date on which the principal and premium, if any, of the debt securities of the series is payable;

  •
  any provisions relating to the deferral of payment of any interest;

  •
  the terms of any right to convert or exchange the debt securities into any other of our securities or property;

  •
  if the series of debt securities is to be issued to a Trust, the forms of the related trust agreement and guarantee agreement;

  •
  the additions or changes, if any, to the Trust Preferred Indenture with respect to that series of debt securities to permit or facilitate the issuance of that series of debt securities to a Trust; and

  •
  any other terms not inconsistent with the provisions of the Trust Preferred Indenture including any covenants or other terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

        We may issue debt securities of any series in such form and in such denominations as we specify in the securities resolution or supplemental indenture and prospectus supplement for the series.

        A holder of registered debt securities may request registration of a transfer upon surrender of the debt security being transferred at any agency or office that we maintain for that purpose and upon fulfillment of all other requirements of the agent.

Denominations; Investment of Proceeds

        The principal amount of the junior subordinated debentures that we issue to a Trust will be equal to the aggregate stated liquidation amount of the trust preferred securities and common securities of that Trust. Concurrently with the issuance of each Trust's trust preferred securities, each Trust will invest the proceeds from the sale of the trust preferred securities and the consideration we pay for the common securities in a series of corresponding junior subordinated debentures that we will issue to that Trust.

Covenants

        Unless otherwise specified in the applicable securities resolution or supplemental indenture, we will covenant, as to each series of junior subordinated debentures:

  •
  to pay the principal of, and interest and any premium on, the junior subordinated indentures when due;

  •
  to maintain a place of payment;

  •
  to deliver an officer's certificate to the trustee within 120 days after the end of each fiscal year regarding our review of compliance with our obligations under the Trust Preferred Indenture;

  •
  to deposit sufficient funds with any paying agent on or before the due date for any payment of principal, interest or premium;

  •
  to maintain, directly or indirectly, 100% ownership of the common securities of the Trust to which the corresponding junior subordinated debentures have been issued (provided that certain successors which are permitted pursuant to the Trust Preferred Indenture may succeed to our ownership of the common securities);

  •
  not to voluntarily terminate, wind-up or liquidate any Trust, except:

  •
  in connection with a distribution of the junior subordinated debentures to the holders of the trust preferred securities in liquidation of the Trust; or

  •
  in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement; and

  •
  to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause such Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

        Unless otherwise provided in the applicable prospectus supplement, we will promise, as to each series of junior subordinated debentures issued to a Trust, that it will not:

  •
  declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of its capital stock;

  •
  make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any of its debt securities (including other junior subordinated debentures) that rank equally with or junior in interest to the junior subordinated debentures; or

  •
  make any guarantee payments with respect to any of the debt securities of any of its subsidiaries if the guarantee ranks equally with or junior in interest to the junior subordinated debentures;

        other than:

  •
  dividends or distributions payable in its common stock;

  •
  payments under any guarantee relating to the trust preferred securities of a Trust;

  •
  purchases of common stock related to the issuance of common stock under any employment agreement or benefit plan for its directors, officers or employees; and

  •
  obligations under any dividend reinvestment plan or stock purchase plan.

        These restrictions apply only if:

  •
  at that time an event has occurred that (a) with the giving of notice or the lapse of time, or both, would constitute an event of default under the Trust Preferred Indenture with respect to the junior subordinated debentures of that series and (b) we shall not have taken reasonable steps to cure the event;

  •
  the junior subordinated debentures are held by a Trust and we are in default with respect to payment of any obligations under the guarantee relating to the trust preferred securities of that Trust; or

  •
  we shall have given notice of its intention to begin an interest deferral period and have not rescinded the notice, or any deferral period is continuing.

        For additional covenants relating to payment of expenses of the Trusts, see "Description of Trust Preferred Securities—Payment of Expenses."

Consolidation, Merger or Asset Sale

        The Trust Preferred Indenture generally allows us to consolidate or merge with a person, association or entity. The Trust Preferred Indenture also allows us to sell, lease or transfer our property and assets substantially as an entirety to a person, association or entity.

        However, we will only consolidate or merge with or into any other person, association or entity or sell, lease or transfer our assets substantially as an entirety according to the terms and conditions of the Trust Preferred Indenture, which includes the following requirements:

  •
  the remaining or acquiring person, association or entity is a corporation organized under the laws of the United States, any state or the District of Columbia;

  •
  the remaining or acquiring person, association or entity expressly assumes all of our responsibilities and liabilities under the Trust Preferred Indenture, including the punctual payment of all amounts due on the debt securities and performance of the covenants in the Trust Preferred Indenture;

  •
  we shall have obtained all required approvals of any regulatory body having jurisdiction over the transaction;

  •
  immediately after giving effect to the transaction, no event which is, or after notice or lapse of time or both would become, an Event of Default, as defined below, exists; and

  •
  delivery to the trustee an officer's certificate and an opinion of counsel stating that all related conditions have been satisfied.

        The remaining or acquiring person, association or entity will be substituted for us in the Trust Preferred Indenture with the same effect as if it had been an original party to the Trust Preferred Indenture. Thereafter, the successor may exercise our rights and powers under the Trust Preferred Indenture, in our name or in its own name. If we sell or transfer our assets substantially as an entirety, we will be released from all our liabilities and obligations under the Trust Preferred Indenture and the debt securities. If we lease our assets substantially as an entirety, we will not be released from our obligations under the Trust Preferred Indenture and the debt securities.

Subordination

        The junior subordinated debt securities will be subordinated to our "Senior Debt," which we define generally as money borrowed, including guarantees, by us that is not expressly subordinate or junior in right of payment to any of our other indebtedness. Under the Trust Preferred Indenture, the payment of the principal, interest and premium, if any, on the junior subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. The Trust Preferred Indenture provides that no payment of principal, interest and any premium on the junior subordinated debt securities may be made in the event:

  •
  we fail to pay the principal, interest, premium, if any, or any other amounts on any Senior Debt when due; or

  •
  any other default on Senior Debt occurs and the maturity of such Senior Debt is accelerated in accordance with its terms unless, in either case, the default has been cured or waived and any such acceleration has been rescinded or such Senior Debt has been paid in full in cash.

        Upon any distribution of our assets to creditors upon any termination, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all of our Senior Debt must be paid in full before the holders of debt securities are entitled to receive or retain any payment. Upon satisfaction of all claims related to all of our Senior Debt then outstanding, the rights of the holders of the debt securities will be subrogated to the rights of the holders of our Senior Debt to receive payments or distributions applicable to Senior Debt until all amounts owing on the debt securities are paid in full.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement and the securities resolutions or supplemental indenture establishing the series, each of the following events will be an Event of Default under the Trust Preferred Indenture with respect to any series of debt securities issued under the Trust Preferred Indenture:

  •
  failure to pay any interest on any debt security of the series when due, continued for 30 days;

  •
  failure to pay principal of (or premium, if any, on) any debt security of the series when due;

  •
  failure to deposit a sinking fund or any other such analogous required payment, if any, when due by the terms of a debt security of the series, continued for 30 days;

  •
  failure to perform or comply with any covenant in the applicable Indenture or related supplemental indenture, continued for 90 days after written notice as provided in the Indenture;

  •
  certain events in bankruptcy, insolvency or reorganization affecting us; and

  •
  any other Event of Default set forth in the applicable securities resolutions or supplemental indenture relating to the debt securities of that series.

        An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the Trust Preferred Indenture. The trustee may withhold notice to the holders of a series of debt securities of any default, except payment defaults on those debt securities, if it considers such withholding to be in the interest of the holders.

        If an Event of Default occurs under the Trust Preferred Indenture with respect to any series of debt securities and is continuing, the trustee by notice to us or (except as provided in the next sentence) the holders of at least 25% in principal amount of the series by notice both to us and to the trustee, may declare the principal of and accrued interest on all the debt securities of the series to be due and payable immediately. In the case of a series of junior subordinated debentures issued to a Trust, if, upon an Event of Default, the trustee or the other holders, if any, together holding not less than 25% in aggregate principal amount of that series, fail to declare the principal of all the debt securities of that series to be immediately due and payable, then the holders of 25% in aggregate liquidation amount of the trust preferred securities issued by the Trust then outstanding shall have the right to do so by notice to us and to the trustee. However, the holders of a majority of the aggregate principal amount of the debt securities of that series or, in the case of a series of junior subordinated debentures issued to a Trust, the holders of a majority in aggregate liquidation amount of the trust preferred securities issued by that Trust then outstanding, may, under certain circumstances, rescind and annul the declaration.

        Subject to provisions in Trust Preferred Indenture relating to its duties in case an Event of Default shall have occurred and be continuing, the trustee will not be under an obligation to exercise any of its rights or powers under the Trust Preferred Indenture at the request, order or direction of any holders of debt securities then outstanding under the Trust Preferred Indenture, unless the holders shall have offered to the trustee reasonable indemnity. If such reasonable indemnity is provided, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any power conferred on the trustee, for any series of debt securities.

        In the case of a series of junior subordinated debentures issued to a Trust, any holder of the outstanding trust preferred securities issued by that Trust shall have the right, upon the occurrence and continuance of an Event of Default with respect to that series following our failure to pay timely interest, principal or premium as described above, to sue us directly. In that lawsuit the holder of the trust preferred securities can force us to pay to the holder (instead of the Trust) the principal of, and premium, if any, and interest on, junior subordinated debentures held by the Trust having a principal amount equal to the aggregate principal amount of the trust preferred securities held by that holder.

Defeasance

        Debt securities of a series may be defeased at any time in accordance with their terms and as set forth in the Trust Preferred Indenture and described briefly below, unless the securities resolutions or supplemental indenture establishing the terms of the series provides otherwise. Any defeasance may terminate all of our obligations (with limited exceptions) with respect to a series of debt securities and the Trust Preferred Indenture ("legal defeasance"), or it may terminate only our obligations under any restrictive covenants which may be applicable to a particular series ("covenant defeasance").

        We may exercise our legal defeasance option even though we have also exercised our covenant defeasance option. If we exercise the legal defeasance option with respect to a series of debt securities, that series may not be accelerated because of an Event of Default. If we exercise the covenant defeasance option, that series of debt securities may not be accelerated by reference to any restrictive covenants which may be applicable to that particular series.

        To exercise either defeasance option as to a series of debt securities, we must:

  •
  irrevocably deposit in trust with the trustee or another trustee money or U.S. government obligations;

  •
  deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. government obligations, without reinvestment, plus any deposited money without investment, will provide cash at the times and in the amounts necessary to pay the principal and interest when due on all debt securities of the series to maturity or redemption, as the case may be; and

  •
  comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

Discharge

        We may discharge all our obligations under the Trust Preferred Indenture with respect to debt securities of any series, other than our obligation to register the transfer of and to exchange debt securities of that series, when either:

  •
  all outstanding debt securities of that series, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the trustee for cancellation; or

  •
  all such debt securities not so delivered for cancellation have either become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year, and we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to the stated maturity or applicable redemption date;

and we have paid all sums due under that Trust Preferred Indenture and delivered an officer's certificate and opinion of counsel to the trustee stating that all related conditions have been satisfied.

Modification of Trust Preferred Indenture

        Without the consent of any debt security holder, subject to certain limitations, we may amend the Trust Preferred Indenture by entering into one or more supplemental indentures of any of the following purposes:

  •
  to cure any ambiguity, omission, defect or inconsistency or otherwise add or change provisions with respect to matters or questions arising under the Trust Preferred Indenture relating to a particular series of debt securities that does not adversely affect the rights of any holder in any material respect;

  •
  to provide for the assumption of our obligations to debt security holders by the surviving company in the event of a merger or consolidation requiring such assumption;

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  to provide that specific provisions of the Trust Preferred Indenture shall not apply to a series of debt securities not previously issued;

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  to create a series of debt securities and establish its terms; or

  •
  to provide for a separate trustee for one or more series of debt securities.

        Unless the securities resolution provides otherwise, in which event the prospectus supplement will describe the revised provision, we and the trustee may amend the Trust Preferred Indenture by entering into one or more supplemental indentures with the written consent of the holders of a majority in principal amount of the debt securities of each series affected. However, without the consent of each debt security holder affected, no amendment may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment or waiver;

  •
  reduce the interest on or change the time for payment of interest on any debt security (but this does not affect our right to elect to defer one or more payments of interest as described below under "—Certain Provisions Relating to Junior Subordinated Debentures Issued to the Trusts—Option to Defer Interest Payment Date");

  •
  change the stated maturity of any debt security (subject to any right we may have retained in the securities resolution and described in the prospectus supplement);

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  reduce the principal of any debt security;

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  change the currency in which the principal or interest on a debt security is payable;

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  make any change that materially adversely affects the right to convert or exchange any debt security; or

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  impair the right to institute suit for the payment on debt securities of any series when due.

        In the case of a series of junior subordinated debentures issued to a Trust, we are not permitted to amend the Trust Preferred Indenture if such amendment adversely affects the holders of the trust preferred securities of that Trust in any material respect, and no termination of the Trust Preferred Indenture shall occur, without the prior consent of the holders of not less than a majority in aggregate liquidation amount of the trust preferred securities then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full. Furthermore, in the case of a series issued to a Trust, no amendment can be made to the provisions of the Trust Preferred Indenture allowing holders of trust preferred securities of that Trust to sue directly following our failure to make timely payments on the junior subordinated debentures as described above without the prior consent of the holder of each capital security then outstanding unless and until the principal (and premium, if any) of the junior subordinated debentures of that series and all accrued and unpaid interest thereon have been paid in full.

No Individual Liability of Officers, Directors, Employees or Stockholders

        No director, officer, employee or stockholder, as such, of ours or any of our affiliates shall have any personal liability in respect of our obligations under the Trust Preferred Indenture or the junior subordinated debentures by reason of his, her or its status as such.

Certain Provisions Relating to Junior Subordinated Debentures Issued to the Trusts

        Option to Defer Interest Payment Date.    Unless otherwise stated in the applicable prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debentures issued to a Trust to defer payments of interest by extending the interest payment period for a specified number of consecutive periods. Prior to the termination of any deferral period, we may extend the interest payment period, and, after the termination of any deferral period and the payment of all amounts due, we may decide to begin a new deferral period. No deferral period may extend beyond the maturity date of that series of junior subordinated debentures. We may pay at any time all or any portion of the interest accrued to that point during a deferral period. At the end of the deferral period or at a redemption date, we will be obligated to pay all interest accrued and unpaid (together with interest on the unpaid interest to the extent permitted by applicable law). United States federal income tax consequences and special considerations applicable to any junior subordinated debentures issued to a Trust for which a deferral period has been elected will be described in the applicable prospectus supplement. During any deferral period, or while we are in default, we will be restricted in our ability to make payments or incur obligations related to our capital stock or debt securities ranking equal to or below the junior subordinated debentures. See "—Covenants.'

        Redemption.    The junior subordinated debentures and the applicable securities resolution or supplemental indenture will provide the terms upon which we can redeem the junior subordinated debentures at our option, and will specify a date prior to which we will not be allowed to redeem the junior subordinated debentures, and after which we will have the right to redeem the junior subordinated debentures, in whole or in part, upon not less than 30 days nor more than 60 days notice to the holder of the junior subordinated debentures at a redemption price or prices stated in the applicable prospectus supplement.

        If the junior subordinated debentures are redeemed only in part, they will be redeemed pro rata or by lot or by any other method selected by the trustee. If a partial redemption of the junior subordinated debentures would result in delisting from any national securities exchange or other self-regulatory organization on which the trust preferred securities of the Trust holding the junior subordinated debentures are then listed, we will not be permitted to effect a partial redemption and may only redeem the junior subordinated debentures as a whole.

        Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution or supplemental indenture, if one or more certain events in respect of a Trust occurs and is continuing, we have the option to redeem the junior subordinated debentures held by that Trust, in whole, but not in part, at any time within 90 days thereafter. If the applicable Trust is the holder of all outstanding junior subordinated debentures, the proceeds of the redemption will be used by the Trust to redeem its trust preferred securities and common securities in accordance with their terms.

 DESCRIPTION OF TRUST PREFERRED SECURITIES

        The following section describes the general terms and provisions of the trust preferred securities to which any prospectus supplement may relate. The particular terms of the trust preferred securities offered by any Trust and the extent to which any of these general provisions do not apply to its trust preferred securities will be described in the prospectus supplement relating to that Trust and its trust preferred securities.

        The trust preferred securities will represent undivided beneficial ownership interests in the assets of a Trust. The holders of the trust preferred securities of a Trust will be entitled to a preference over holders of the common securities of such Trust in some circumstances with respect to distributions and amounts payable on redemption or liquidation. Holders of trust preferred securities will also have other benefits as described in the corresponding trust agreement.

        We have summarized certain provisions of the trust preferred securities and each trust agreement below. The form of trust agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. You should read the form of trust agreement for provisions that may be important to you. You should also consider applicable provisions of the TIA. Each of the Trusts is a legally separate entity, and the assets of one are not available to satisfy the obligations of the other.

General

        The trust preferred securities of a Trust will rank equally, and payments on the trust preferred securities will be made pro rata, with the common securities of that Trust except as described under "—Subordination of Common Securities." Legal title to the junior subordinated debentures issued to a Trust will be held by the property trustee in trust for the benefit of the holders of the trust preferred securities of that Trust and for us as holder of the common securities of that Trust. Each guarantee agreement we execute for the benefit of the holders of a Trust's trust preferred securities will be a guarantee on a junior subordinated basis with, but will not guarantee payment of distributions or amounts payable on redemption or liquidation of, such trust preferred securities if the Trust does not have funds available to make such payments. See "Description of Trust Related Guarantees."

Distributions

        Distributions on the trust preferred securities will be cumulative, will accumulate from the date of original issuance and will be payable quarterly in arrears on the dates specified in the applicable prospectus supplement. A Trust's trust preferred securities represent undivided beneficial ownership interests in the assets of that Trust. The distributions on each capital security will be payable at a rate specified in the prospectus supplement for that capital security. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled that are in arrears for more than one quarter will accumulate interest at the rate per annum specified in the applicable prospectus supplement. Distributions on trust preferred securities as used in this prospectus includes these additional distributions unless otherwise stated.

        The revenue of each Trust available for distribution to holders of its trust preferred securities will be limited to payments it receives from us under the junior subordinated debentures it owns. Each Trust will invest the proceeds from the issuance and sale of its common securities and trust preferred securities in the corresponding junior subordinated debentures, and it will have no other assets. See "Description of Trust Related Junior Subordinated Debt Securities—Certain Provisions Relating to Junior Subordinated Debentures Issued to the Trusts." If we do not make interest payments on the junior subordinated debentures held by a Trust, the property trustee will not have funds available to pay distributions on the trust preferred securities of that Trust. We have guaranteed the payment of distributions (if and to the extent the Trust has funds legally available for the payment of distributions and cash sufficient to make the payments) on a limited basis as set forth herein under "Description of Trust Related Guarantees."

        We may defer interest on any series of junior subordinated debentures for a specified number of consecutive interest payment periods. See "Description of Trust Related Junior Subordinated Debt Securities—Certain Provisions Relating to Junior Subordinated Debentures Issued to the Trustee—Option to Defer Interest Payment Date." If we defer interest payments on the corresponding junior subordinated debentures held by a Trust, the Trust will defer payments on its trust preferred securities.

        Distributions on the trust preferred securities will be payable to the holders as they appear on the register of the Trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant distribution date. In the event any trust preferred securities are not in book-entry form, the relevant record date for such trust preferred securities shall be a date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Payment of Expenses

        Pursuant to the Trust Preferred Indenture, we have agreed to pay all debts and obligations (other than distributions on the common securities and trust preferred securities) and all costs and expenses of the Trusts and to pay any and all taxes, duties, assessments or other governmental charges (other than United States withholding taxes) imposed by the United States or any other taxing authority. This includes, but is not limited to, all costs and expenses relating to the organization of the Trusts, the fees and expenses of the property trustee, the Delaware trustee and the administrators and all costs and expenses relating to the operation of the Trusts. As a result, the net amounts received and retained by a Trust after paying these fees, expenses, debts and obligations will be equal to the amounts the Trust would have received and retained had no fees, expenses, debts and obligations been incurred by or imposed on it. Our promise to pay these obligations is for the benefit of, and shall be enforceable by, any creditor to whom the fees, expenses, debts and obligations are owed, whether or not the creditor has received notice of the promise. Any creditor may enforce these obligations directly against us, and we have agreed to irrevocably waive any right or remedy that would otherwise require that any creditor take any action against the Trust or any other person before proceeding against us. We will execute such additional agreements as may be necessary to give full effect to these promises.

Redemption or Exchange

        If we repay or redeem, in whole or in part, any junior subordinated debentures that have been issued to a Trust, whether at maturity or earlier, the proceeds from the repayment or redemption shall be applied by the property trustee to redeem a like amount of the trust preferred securities and the common securities of that Trust. The property trustee will give you at least 30 but no more than 60 days notice, and the redemption price will be equal to the sum of:

  •
  the aggregate liquidation amount of the trust preferred securities and common securities being redeemed; plus

  •
  accumulated but unpaid distributions on to the redeemed trust preferred securities and common securities to the date of redemption; plus

  •
  the related amount of the premium, if any, that we pay upon the concurrent redemption of corresponding junior subordinated debentures.

See "Description of Trust Related Junior Subordinated Debt Securities—Certain Provisions Relating to Junior Subordinated Debentures Issued to the Trusts—Redemption."

        If we are repaying or redeeming less than all of any series of junior subordinated debentures held by a Trust on a redemption date, then the proceeds from the repayment or redemption shall be allocated to redeem the trust preferred securities and common securities issued by that Trust, pro rata. The amount of premium, if any, that we pay to redeem all or any part of any series of junior subordinated debentures held by a Trust will also be allocated pro rata to the redemption of the trust preferred securities and common securities issued by that Trust.

        Except as otherwise specified in the applicable prospectus supplement and subject to the provisions of the applicable securities resolution or supplemental indenture, if one or more certain events in respect of a Trust occurs and is continuing, we have the option to redeem the junior subordinated debentures held by that Trust, in whole, but not in part, at any time within 90 days thereafter or as may be otherwise specified in the applicable prospectus supplement.

        We have the right to terminate a Trust at any time and, after satisfaction of any liabilities to creditors of that Trust as provided by applicable law, to cause the junior subordinated debentures owned by that Trust to be distributed to the holders of the trust preferred securities and common securities in liquidation of that Trust.

        After the liquidation date fixed for any distribution of junior subordinated debentures to the holders of any series of trust preferred securities:

  •
  that series of trust preferred securities will no longer be deemed to be outstanding;

  •
  DTC or its nominee, as the record holder of the trust preferred securities, will receive a registered global certificate or certificates representing the junior subordinated debentures to be delivered in the distribution;

  •
  we shall use our reasonable efforts to list the junior subordinated debentures on the NYSE or on such other exchange, interdealer quotation system or self-regulatory organization as such trust preferred securities are then listed;

  •
  any certificates representing that series of trust preferred securities not held by DTC or its nominee will be deemed to represent the junior subordinated debentures having a principal amount equal to the stated liquidation amount of that series of trust preferred securities, bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on that series of trust preferred securities until the certificates are presented to the administrators or their agent for transfer or reissuance; and

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  all rights of holders holding trust preferred securities will cease, except the right of such holders to receive junior subordinated debentures upon surrender of certificates representing trust preferred securities.

        We cannot predict the market prices for the trust preferred securities or the junior subordinated debentures that may be distributed in exchange for trust preferred securities. As a result, the trust preferred securities that an investor may purchase, or the junior subordinated debentures that an investor may receive on termination and liquidation of a Trust, may trade at a lower price than the investor paid to purchase the trust preferred securities.

Subordination of Common Securities

        Payment of distributions on, and the redemption price of, and the liquidation distribution in respect of each Trust's trust preferred securities and common securities, as applicable, generally shall be made pro rata based upon their respective aggregate liquidation amounts. However, if on any distribution date or redemption date an event of default with respect to any junior subordinated debenture held by a Trust has occurred and is continuing, then we shall not pay any distribution on, or redemption price of, any of the Trust's common securities, and we can not make any other payment on account of the redemption, liquidation or other acquisition of such common securities, except in certain circumstances.

        In the case of any event of default with respect to any junior subordinated debentures held by a Trust, we (as holder of the Trust's common securities) will be deemed to have waived any right to act with respect to the event of default under the applicable trust agreement until the effect of all events of default with respect to such trust preferred securities has been cured, waived or otherwise eliminated. Until any events of default under the applicable trust agreement with respect to the trust preferred securities have been cured, waived or otherwise eliminated, the property trustee is required to act solely on behalf of the holders of the trust preferred securities and not on our behalf as holder of the Trust's common securities, and only the holders of such trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution upon Termination

        Pursuant to each Trust Agreement, each Trust will automatically terminate upon the expiration of its term or on the first to occur of:

  •
  specified events relating to our bankruptcy, dissolution or liquidation;

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  our written direction to the property trustee, as depositor, to dissolve the Trust and distribute the corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange for the trust preferred securities (which direction is optional and wholly within our discretion as depositor);

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  the redemption of all of the Trust's trust preferred securities and common securities; and

  •
  the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

        If an early termination occurs for any reason other than the redemption of all of the trust preferred securities and common securities, the Trust will be liquidated by the property trustee as expeditiously as the issuer trustees determine to be possible. Except as provided in the next sentence, the issuer trustees will distribute (after satisfaction of any liabilities to creditors of such Trust as provided by applicable law) to the holders of such trust preferred securities and common securities a like amount of the corresponding junior subordinated debentures. However, if such a distribution is determined by the property trustee not to be practical, the holders of the trust preferred securities will be entitled to receive out of the assets of the Trust available for distribution to holders (after satisfaction of any liabilities to creditors of the Trust as provided by applicable law) a liquidation distribution in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment. If the liquidation distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the Trust on its trust preferred securities will be paid on a pro rata basis.

        As the holder of the Trust's common securities, we will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities. However, if an event of default relating to the junior subordinated debentures held by a Trust has occurred and is continuing, that Trust's trust preferred securities will have a priority over its common securities.

Events of Default; Notice

        Any one of the following events constitutes a "trust event of default" under each trust agreement with respect to the trust preferred securities issued by a Trust thereunder (whatever the reason for the trust event of default):

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  an event of default with respect to the junior subordinated debentures issued under the indenture to the Trust occurs (see "Description of Trust Related Junior Subordinated Debt Securities—Events of Default");

  •
  the property trustee does not pay any distribution within 30 days of its due date, provided that no deferral period is continuing;

  •
  the property trustee does not pay any redemption price of any trust security when it becomes due and payable;

  •
  the default by an issuer trustee in the performance, or breach, in any material respect, of any covenant or warranty of the issuer trustees in the Trust Agreement (other than a default in the payment of any distribution or any redemption price as provided above), and continuation of that default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting issuer trustee by the holders of at least 25% in aggregate liquidation preference of the outstanding trust preferred securities of the applicable Trust, a written notice specifying the default or breach and requiring it to be remedied and stating that the notice is a "notice of default" under the Trust Agreement; or

  •
  the property trustee files for bankruptcy or certain other events in bankruptcy or insolvency occur and a successor property trustee is not appointed within 60 days.

        Within 90 days after learning of the occurrence of any trust event of default, the property trustee is required to transmit notice of the trust event of default to the holders of the Trust's trust preferred securities, to the administrators and to us, as depositor, unless the trust event of default has been cured or waived.

        If an event of default with respect to a corresponding junior subordinated debenture has occurred and is continuing, the trust preferred securities shall have a preference over the common securities upon termination of the Trust as described above. See "—Liquidation Distribution upon Termination." The existence of a trust event of default with respect to a Trust does not entitle the holders of trust preferred securities issued by that Trust to cause the redemption of the trust preferred securities.

Removal of Issuer Trustees

        We as the holder of the common securities of a Trust may remove either issuer trustee at any time, unless an event of default with respect to junior subordinated debentures held by that Trust has occurred and is continuing. If a trust event of default resulting from an event of default with respect to junior subordinated debentures held by that Trust has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities of that Trust. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrators: that right belongs exclusively to us as the holder of the common securities. No resignation or removal of an issuer trustee and no appointment of a successor trustee will be effective until the successor trustee accepts its appointment in accordance with the provisions of the applicable trust agreement.

Mergers, Consolidations, Conversions, Amalgamations or Replacements of the Trusts

        A Trust may not merge or consolidate with or into, convert into, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described in "—Liquidation Distribution upon Termination", as described in the prospectus supplement with respect to the trust preferred securities, or, if such other person is a trust, at our request, with the consent the holders of a majority of its trust preferred securities provided that certain conditions are satisfied.

        Notwithstanding the general provisions described above, a Trust shall not, except with the consent of holders of 100% in liquidation amount of the trust preferred securities, merge with or into, consolidate, convert into, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such merger, consolidation, conversion, amalgamation, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

        The holders of the trust preferred securities will have only the voting rights described below and under "Description of Trust Related Guarantees—Amendments and Assignment," plus any voting rights required by law.

        Each holder of trust preferred securities shall be entitled to one vote for a specified portion of the liquidation amount represented by such holder's outstanding trust preferred securities in respect of any matter as to which such holders are entitled to vote.

        The property trustee is required to notify each holder of trust preferred securities whenever the property trustee is notified of a default with respect to the corresponding junior subordinated debentures. Furthermore, so long as any junior subordinated debentures are held by the property trustee, the issuer trustees are not permitted to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture, or execute any trust or power conferred on the property trustee with respect to the junior subordinated debentures;

  •
  waive any past default that is waivable under the indenture governing the junior subordinated debentures;

  •
  exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures shall be due and payable; or

  •
  give a required consent to any amendment, modification or termination of the Trust Preferred Indenture unless, in each case, they first obtain the approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities. However, where the indenture requires the consent of each affected holder of junior subordinated debentures, the property trustee cannot give the consent without first obtaining the consent of each holder of the trust preferred securities. The property trustee cannot revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities.

        In addition to obtaining approval of the holders of the trust preferred securities as described above, the issuer trustees are required to obtain an opinion of counsel to the effect that the proposed action will not cause the Trust to be classified as a corporation for United States federal income tax purposes.

        No vote or consent of the holders of trust preferred securities will be required for a Trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

        Whenever holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, neither we nor the issuer trustees will be permitted to vote. For purposes of any vote or consent, any of the trust preferred securities that we own (or that are owned by the issuer trustees or our affiliates) will be treated as if they were not outstanding.

        Each trust agreement may be amended from time to time by us and the property trustee, without the consent of the holders of the trust preferred securities, in certain circumstances so long as the action does not adversely affect in any material respect the interests of any holder of trust preferred securities and common securities. Any amendment of the trust agreement becomes effective when we give notice of the amendment to the holders of the trust preferred securities and common securities.

        The consent of each holder of trust preferred securities and common securities shall be required for any amendment that:

  •
  will change the amount or timing of any distribution on the trust preferred securities and common securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust preferred securities and common securities as of a specified date; or

  •
  will restrict the right of a holder of trust preferred securities and common securities to sue for the enforcement of any distribution payment.

Payment and Paying Agency

        The depositary for the trust preferred securities will make payments in respect of the trust preferred securities by crediting the relevant accounts at the depositary on the applicable distribution dates. If any trust preferred securities of a Trust are not held by the depositary, then the paying agent will mail checks to registered holders of the trust preferred securities as their addresses appear on its register. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrators and to us. The paying agent can resign upon 30 days' written notice to the property trustee and to us. If the property trustee resigns as paying agent, the property trustee will appoint a bank or trust company acceptable to the administrators to act as paying agent.

Registrar and Transfer Agent

        Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

        Each Trust will register transfers of its trust preferred securities without charge, but will require payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trusts will not register transfers of their trust preferred securities after the relevant trust preferred securities are called for redemption.

Information Concerning the Property Trustee

        The property trustee undertakes to perform only the duties that are specifically set forth in each trust agreement, other than during the continuance of a trust event of default. After a trust event of default, the property trustee is required to exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee has no obligation to exercise any of its powers under the applicable trust agreement at the request of any holder of trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so. If no trust event of default has occurred and is continuing and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, then we will have the right to tell the property trustee which action to take unless the matter is one on which holders of trust preferred securities are entitled to vote. If we do not give any directions within the time period specified therefor, the property trustee will take whatever action it deems advisable and in the best interests of the holders of the trust preferred securities and common securities. The property trustee will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

        The property trustee and the administrators are authorized and directed to operate the Trusts in such a way that: (i) no Trust will be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as an association taxable as a corporation for United States federal income tax purposes; and (ii) the junior subordinated debentures will be treated as our indebtedness for United State federal income tax purposes. Holders of the trust preferred securities have no preemptive or similar rights. No Trust may borrow money or issue debt or mortgage or pledge any of its assets.

DESCRIPTION OF TRUST RELATED GUARANTEES

        When the trust preferred securities and common securities of any series are issued by a Trust, we will execute and deliver a guarantee agreement for the benefit of the holders of the trust preferred securities of that series. The guarantee agreement will be qualified as an indenture under the TIA. U.S. Bank Trust National Association will act as guarantee trustee under each guarantee for the purposes of compliance with the TIA, and will hold the guarantee for the benefit of the holders of the related Trust's trust preferred securities.

        We have summarized certain provisions of the guarantees below. The form of the guarantee agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part, and you should read the guarantee agreement for provisions that may be important to you. Reference in this summary to trust preferred securities means that Trust's trust preferred securities to which a guarantee relates.

General

        We will promise to pay the guarantee payments to the holders of the trust preferred securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. Our obligations under the guarantee will rank equal to the corresponding junior subordinated debentures and will be junior and subordinated to our Senior Debt and our subordinated indebtedness (other than the junior subordinated debentures). The guarantee payments include the following, to the extent not paid by or on behalf of the related Trust:

  •
  any accumulated and unpaid distributions required to be paid on the trust preferred securities, but only if and to the extent that the applicable Trust has funds on hand available for the distributions at that time;

  •
  the redemption price with respect to any trust preferred securities called for redemption, including all accumulated and unpaid distributions thereon, if and to the extent that the applicable Trust has funds on hand available to pay the redemption price at that time; or

  •
  upon a voluntary or involuntary termination, winding up or liquidation of a Trust (unless the corresponding junior subordinated debentures are distributed to the holders of the trust preferred securities), the lesser of: (i) the liquidation distribution; and (ii) the amount of assets of the applicable Trust remaining available for distribution to holders of trust preferred securities.

        Our obligation to make a guarantee payment may be satisfied either by our direct payment of the required amounts to the holders of the applicable trust preferred securities or by causing the Trust to pay them.

        Each guarantee will be an irrevocable guarantee on a junior subordinated basis of the related Trust's obligations in respect of the trust preferred securities, but will apply only to the extent that the related Trust has funds sufficient to make the required payments. If we do not make interest payments on the junior subordinated debentures held by a Trust, the Trust will not be able to pay distributions on its trust preferred securities.

Status of Guarantees

        Each guarantee will constitute our unsecured obligation and will rank equal in right of payment to the corresponding junior subordinated debentures and will be junior and subordinated in right of payment to our Senior Debt and our subordinated indebtedness (other than the junior subordinated debentures).

        Each guarantee will rank equally with all other guarantees issue relating to trust preferred securities issued by the Trusts. Each guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against us as the guarantor to enforce its rights under the guarantee without first suing anyone else). Each guarantee will be held for the benefit of the holders of the related trust preferred securities. Each guarantee will be discharged only by payment of the guarantee payments in full (to the extent not paid by the Trust) or by distribution of the corresponding junior subordinated debentures to the holders of the trust preferred securities. None of the guarantees places a limitation on the amount of additional Senior Debt or subordinated debt that we may incur. We expect from time to time to incur additional indebtedness constituting Senior Debt.

Amendments and Assignments

        Except with respect to any changes which do not adversely affect the rights of holders of the related trust preferred securities in any material respect (in which case no vote will be required), no guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of the related outstanding trust preferred securities. All guarantees and agreements contained in each guarantee agreement will bind our successors, assigns, receivers, trustees and representatives and will benefit the holders of the related trust preferred securities then outstanding.

Events of Default

        We will be in default under any guarantee agreement if (a) we do not make required payments or (b) we have not performed some other obligation and have not cured that failure within 30 days.

        The holders of a majority in aggregate liquidation amount of the related trust preferred securities have the right:

  •
  to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the guarantee agreement; or

  •
  to direct the exercise of any power conferred upon the guarantee trustee under the guarantee agreement.

        Holders of a majority in aggregate liquidation amount of the related trust preferred securities also have the right to waive any past event of default and its consequences.

        Any holder of the trust preferred securities may institute a legal proceeding directly against us to enforce the Trust's rights under the guarantee agreement without first instituting a legal proceeding against the Trust, the guarantee trustee or anyone else.

        As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are is in compliance with all the conditions and covenants applicable to us under the guarantee agreement.

Information Concerning the Guarantee Trustee

        The guarantee trustee will perform only the duties that are specifically set forth in each guarantee agreement, other than during the occurrence and continuance of a default by us in performance of any guarantee. After we default and while the default continues, the guarantee trustee must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision and so long as no default under the applicable guarantee agreement has occurred and is continuing, the guarantee trustee is under no obligation to exercise any of the powers vested in it by any guarantee agreement at the request of any holder of any trust preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur by doing so.

Termination of the Guarantees

        Each guarantee will terminate upon full payment of the redemption price of the related trust preferred securities, upon full payment of the amounts payable upon liquidation of the related Trust or upon distribution of corresponding junior subordinated debentures to the holders of the related trust preferred securities. Each guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related trust preferred securities must restore payment of any sums paid under the trust preferred securities or the guarantee.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING
JUNIOR SUBORDINATED SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

        We irrevocably guarantee payments of distributions and other amounts due on the trust preferred securities (to the extent the applicable Trust has funds available for the payment of the distributions) as and to the extent set forth under "Description of Trust Related Guarantees." Taken together, our obligations under each series of junior subordinated debentures, the related securities resolution, the Trust Preferred Indenture, the related supplemental indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related series of trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the full guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the trust preferred securities.

        If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the Trust will not pay distributions or other amounts due on its trust preferred securities. The guarantees do not cover payment of distributions when the related Trust does not have sufficient funds to pay the distributions. In that event, the remedy for a holder of the trust preferred securities issued by that trust is to institute a legal proceeding directly against us for enforcement of payment of the distributions to such holder. Our obligations under each guarantee are subordinate and junior in right of payment to all of our Senior Debt.

Sufficiency of Payments

        As long as we make payments when due on each series of junior subordinated debentures, those payments will be sufficient to cover distributions and other payments due on the related trust preferred securities. This is primarily because:

  •
  the aggregate principal amount of each series of junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and related common securities;

  •
  the interest rate and interest and other payment dates on each series of junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

  •
  we, as issuer of the junior subordinated debentures, have promised to pay any and all costs, expenses and liabilities of each Trust except the Trust's obligations under its trust preferred securities; and

  •
  each trust agreement provides that the Trust will not engage in any activity that is not consistent with the limited purposes of the Trust.

We have the right to set-off any payment we are otherwise required to make under the indenture if and to the extent we have already made, or are concurrently making, a payment under the related guarantee agreement.

Enforcement Rights of Holders of Trust Preferred Securities

        A holder of any capital security may institute a legal proceeding directly against us to enforce our rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related Trust or anyone else.

        Our default or event of default under any other senior or subordinated indebtedness would not necessarily constitute a trust event of default. However, in the event of payment defaults under, or acceleration of, our senior indebtedness, the subordination provisions of the applicable securities resolution or supplemental indenture will provide that no payments may be made in respect of the corresponding junior subordinated debentures until the Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Our failure to make required payments on any series of corresponding junior subordinated debentures would constitute a trust event of default.

Limited Purpose of Trusts

        Each Trust's trust preferred securities evidence undivided beneficial ownership interests in the assets of that Trust, and each Trust exists for the sole purposes of issuing its trust preferred securities and common securities, investing the proceeds in junior subordinated debentures and engaging in only those other activities necessary, convenient or incidental to those purposes. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debenture is that the holder of a junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on the junior subordinated debenture held, while the holder of a capital security is entitled to receive distributions from the Trust (or from us under the applicable guarantee agreement) if and to the extent the Trust has funds available for the payment of the distributions.

Rights upon Termination

        Upon any voluntary or involuntary termination of any Trust involving the liquidation of the junior subordinated debentures held by that Trust, the holders of the related trust preferred securities will be entitled to receive the liquidation distribution in cash, out of assets of the Trust (and after satisfaction of creditors of the Trust as provided by applicable law). See "Description of Trust Preferred Securities—Liquidation Distribution upon Termination." If we become subject to any voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debentures, would be one of our junior subordinated creditors. The property trustee would be subordinated in right of payment to all of our senior indebtedness, but it would be entitled to receive payment in full of principal and interest before our stockholders receive payments or distributions. We are the guarantor under each guarantee agreement and pursuant to the indenture, as borrower, has agreed to pay all costs, expenses and liabilities of each Trust (other than the Trust's obligations to the holders of its trust preferred securities). Accordingly, in the event of our liquidation or bankruptcy the positions of a holder of trust preferred securities and of a holder of corresponding junior subordinated debentures are expected to be substantially the same relative to our other creditors and to our stockholders.

SELLING SECURITY HOLDERS

        To the extent that this prospectus is used by any selling security holder to resell any senior or subordinated debt securities, preferred stock, common stock or other securities, information with respect to the selling security holder and the plan of distribution will be contained in a supplement to this prospectus, in a post-effective amendment or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

CERTAIN LEGAL MATTERS

        The validity of the securities offered by this prospectus will be passed upon (a) for us by Fulbright & Jaworski L.L.P., our legal counsel, and (b) for the Trusts (with respect to the validity of the trust preferred securities under Delaware law) by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to us and the Trusts.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2011 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330 or by e-mailing the Public Reference Room of the SEC at publicinfo@sec.gov. In addition, the SEC maintains an Internet site (www.sec.gov) that contains the annual, quarterly and current reports, proxy statements and other information that we file electronically with the SEC.

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act until we terminate the offering:

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2011; and

  •
  Our Current Report on Form 8-K filed on March 12, 2012 (in all cases, to the extent these items were "filed" with the SEC and not "furnished"); and

  •
  The description of our common stock, par value $1.00 per share, contained in our Registration Statement on Form 8-A filed with the SEC on May 31, 1995.

        Any person, including any beneficial owner, may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

  Investor Relations
  HCC Insurance Holdings, Inc.
  13403 Northwest Freeway
  Houston, TX 77040
  713-690-7300

HCC Insurance Holdings, Inc.

Common Stock
Debt Securities
Warrants
Guarantees

HCC Capital Trust I

HCC Capital Trust II

Trust Preferred Securities
Fully and Unconditionally Guaranteed
by
HCC Insurance Holdings, Inc.

PROSPECTUS

March 23, 2012

 PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    Other Expenses of Issuance and Distribution.

SEC Registration Fee		†
Printing	$100,000	*
Accounting Fees and Expenses	$50,000	*
Legal Fees and Expenses	$75,000	*
Transfer Agent Fees	$5,000	*
Transfer Fees and Expenses	$30,000	*
Rating Agency Fees and Expenses	$100,000	*
Blue Sky Fees and Expenses	$10,000	*
Miscellaneous	$20,000	*

Total	$390,000	*

*
Estimated

†
Deferred in accordance with Rule 457(r) and Rule 456(b) of the Securities Act of 1933

ITEM 15.    Indemnification of Officers and Directors.

        HCC Insurance Holdings, Inc. (the "Company") is incorporated under the laws of the State of Delaware. Subsection (b)(7) of Section 102 of the Delaware General Corporation Law (the "DGCL") enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which the director derived an improper personal benefit.

        Article X of the Company's restated certificate of incorporation, as amended, limits directors' personal liability to the extent permitted under Section 174. Section 145 of the DGCL ("Section 145") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

        Article IX of the Company's restated certificate of incorporation, as amended, requires the Company to indemnify the Company's directors and officers to the extent permitted under Section 145.

        Article VII of the Company's amended and restated bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened,

pending, or completed action suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Company), by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

        The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending, or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        The determination of whether an incumbent or former director or officer is entitled to indemnification because it has met the applicable standards of conduct set forth above is to be made, unless ordered by a court: (i) by a majority vote of a quorum consisting of directors who at the time of the vote are not parties to the proceeding; (ii) if such quorum cannot be obtained, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by a vote of stockholders of the Company. The amended and restated bylaws further provide that the expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative, or investigative action, suit, or proceeding shall be paid or reimbursed by the Company in advance of the final disposition of such action, suit, or proceeding upon receipt of a written undertaking by or on behalf of the director or officer to repay the amount paid or reimbursed if it is ultimately determined that he is not entitled to be indemnified by the Company as authorized in the amended and restated bylaws.

        The Company's amended and restated bylaws also provide that the Company may indemnify to the extent of the provisions set forth therein, any person, other than an officer or director, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, if such person makes written application for such indemnification to the Board of Directors and the Board of Directors so determines that indemnification is appropriate and the extent thereof.

        The Company's amended and restated bylaws further provide that the indemnification described therein is not exclusive, and shall not exclude any other rights to which those seeking to be indemnified may be entitled under statute, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, both as to action in his official capacity and to his action in another capacity while holding such office.

        The Amended and Restated Trust Agreement for each of the Trusts will provide for the indemnification by the Company to the fullest extent permitted by applicable law of a Trustee, an Administrator, a Paying Agent, any affiliate of any of such parties, any officer, director, stockholder, member, partner, employee, representative or agent of a Trustee, or an employee or agent of the Trusts or their affiliates. The Company will also be obligated to advance expenses, including legal expenses, from time to time upon the indemnified party's written affirmation that such party believes in good faith to have met the standard of conduct set forth in the Trust Agreement and an undertaking to repay any amounts advanced if such party is not entitled to indemnification.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16.    Exhibits and Financial Statement Schedules.

Exhibit Number		Exhibit
1.1	*	Form of Underwriting Agreement.

3.1		Amended & Restated Bylaws of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Current Report on Form 8-K filed on April 3, 2008).

3.2		Restated Certificate of Incorporation and Amendment thereto of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998).

3.3	**	Certificate of Trust of HCC Capital Trust I, as amended.

3.4	**	Certificate of Trust of HCC Capital Trust II, as amended.

4.1	**	Form of Indenture for Senior Debt Securities issued by HCC Insurance Holdings, Inc.

4.2	**	Form of Subordinated Indenture for Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.

4.3		Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc. to HCC Capital Trust I or HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.4		Trust Agreement of HCC Capital Trust I (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.5		Trust Agreement of HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

Exhibit Number		Exhibit
4.6		Form of Amended and Restated Trust Agreement of HCC Capital Trust I and HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.7		Form of Trust Preferred Securities Guarantee of HCC Insurance Holdings, Inc. with respect to the trust preferred securities issued by HCC Capital Trust I and HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.8		Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-1 (Registration No. 33-48737) filed on October 27, 1992).

5.1	**	Opinion of Fulbright & Jaworski L.L.P., counsel for HCC Insurance Holdings, Inc.

5.2	**	Opinion of Richards, Layton & Finger, P.A., counsel to HCC Capital Trust I and HCC Capital Trust II.

12.1		Statement of Ratio of Earnings to Fixed Charges (Incorporated by reference to the Exhibits to HCC Insurance Holding, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).

12.2	**	Statement of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	**	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.

23.2	**	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3	**	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24.1	**	Powers of Attorney (included in the signature pages of this Registration Statement).

25.1	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture (Senior Debt Securities issued by HCC Insurance Holdings, Inc.).

25.2	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Subordinated Indenture (Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.).

25.3	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC to HCC Capital Trust I or HCC Capital Trust II).

25.4	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust I.

25.5	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust II.

25.6	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust I.

Exhibit Number		Exhibit
25.7	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust II.

*
To be filed, if necessary, by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

ITEM 17.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however , That:

        Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

        (2)   That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4)   That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser:

            (i)  If the registrant is relying on Rule 430B:

            (A)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

            (B)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

        The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

        (8)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (9)   The undersigned registrant hereby undertakes that:

            (i)  For purposes of determining liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

           (ii)  For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, HCC Insurance Holdings, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of March, 2012.

HCC INSURANCE HOLDINGS, INC. (Registrant)
Dated: March 23, 2012	By:	/s/ JOHN N. MOLBECK, JR. (John N. Molbeck, Jr.) Chief Executive Officer

        Each person whose signature appears below appoints John N. Molbeck, Jr. and Randy D. Rinicella, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on the 23rd day of March, 2012.

Name	Title	Date

/s/ JOHN N. MOLBECK, JR. (John N. Molbeck, Jr.)	Director, Chief Executive Officer (Principal Executive Officer)	March 23, 2012
/s/ JUDY C. BOZEMAN (Judy C. Bozeman)	Director	March 23, 2012
/s/ FRANK J. BRAMANTI (Frank J. Bramanti)	Director	March 23, 2012
/s/ WALTER M. DUER (Walter M. Duer)	Director	March 23, 2012
/s/ JAMES C. FLAGG, PH.D. (James C. Flagg, Ph.D.)	Director	March 23, 2012

Name	Title	Date

/s/ THOMAS M. HAMILTON (Thomas M. Hamilton)	Director	March 23, 2012
/s/ LESLIE S. HEISZ (Leslie S. Heisz)	Director	March 23, 2012
/s/ BRAD T. IRICK (Brad T. Irick)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	March 23, 2012
/s/ DEBORAH H. MIDANEK (Deborah H. Midanek)	Director	March 23, 2012
/s/ JAMES E. OESTERREICHER (James E. Oesterreicher)	Director	March 23, 2012
/s/ ROBERT A. ROSHOLT (Robert A. Rosholt)	Director and Chairman of the Board	March 23, 2012
/s/ CHRISTOPHER J. B. WILLIAMS (Christopher J. B. Williams)	Director and President	March 23, 2012
/s/ PAMELA J. PENNY (Pamela J. Penny)	Executive Vice President and Chief Accounting Officer	March 23, 2012

        Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust I certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of March, 2012.

HCC CAPITAL TRUST I
By:	HCC INSURANCE HOLDINGS, INC., as Depositor
/s/ JOHN N. MOLBECK, JR. John N. Molbeck, Jr., Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, HCC Capital Trust II certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 23rd day of March, 2012.

HCC CAPITAL TRUST II
By:	HCC INSURANCE HOLDINGS, INC., as Depositor
/s/ JOHN N. MOLBECK, JR. John N. Molbeck, Jr., Chief Executive Officer

 INDEX TO EXHIBITS

Exhibit Number		Exhibit
1.1	*	Form of Underwriting Agreement.

3.1		Amended & Restated Bylaws of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Current Report on Form 8-K filed on April 3, 2008).

3.2		Restated Certificate of Incorporation and Amendment thereto of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-8 (Registration No. 333-61687) filed on August 17, 1998).

3.3	**	Certificate of Trust of HCC Capital Trust I, as amended.

3.4	**	Certificate of Trust of HCC Capital Trust II, as amended.

4.1	**	Form of Indenture for Senior Debt Securities issued by HCC Insurance Holdings, Inc.

4.2	**	Form of Subordinated Indenture for Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.

4.3		Form of Subordinated Indenture for Junior Subordinated Debt Securities issued by HCC Insurance Holdings, Inc. to HCC Capital Trust I or HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.4		Trust Agreement of HCC Capital Trust I (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.5		Trust Agreement of HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.6		Form of Amended and Restated Trust Agreement of HCC Capital Trust I and HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.7		Form of Trust Preferred Securities Guarantee of HCC Insurance Holdings, Inc. with respect to the trust preferred securities issued by HCC Capital Trust I and HCC Capital Trust II (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-3 (Registration No. 333-46432) filed on September 22, 2000).

4.8		Specimen of Common Stock certificate, $1.00 par value, of HCC Insurance Holdings, Inc. (Incorporated by reference to the Exhibits to HCC Insurance Holdings, Inc.'s Registration Statement on Form S-1 (Registration No. 33-48737) filed on October 27, 1992).

5.1	**	Opinion of Fulbright & Jaworski L.L.P., counsel for HCC Insurance Holdings, Inc.

5.2	**	Opinion of Richards, Layton & Finger, P.A., counsel to HCC Capital Trust I and HCC Capital Trust II.

12.1		Statement of Ratio of Earnings to Fixed Charges (Incorporated by reference to the Exhibits to HCC Insurance Holding, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2011).

12.2	**	Statement of Ratio of Earnings to Combined Fixed Charges and Preference Dividends.

23.1	**	Consent of Independent Registered Public Accounting Firm PricewaterhouseCoopers LLP.

Exhibit Number		Exhibit
23.2	**	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

23.3	**	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2).

24.1	**	Powers of Attorney (included in the signature pages to this Registration Statement).

25.1	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Indenture (Senior Debt Securities issued by HCC Insurance Holdings, Inc.).

25.2	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Subordinated Indenture (Subordinated Debt Securities issued by HCC Insurance Holdings, Inc.).

25.3	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee under the Subordinated Indenture (Junior Subordinated Debt Securities issued by HCC to HCC Capital Trust I or HCC Capital Trust II).

25.4	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust I.

25.5	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Property Trustee for the Amended and Restated Trust Agreement of HCC Capital Trust II.

25.6	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust I.

25.7	**	Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939 of U.S. Bank Trust National Association, as Guarantee Trustee under the Guarantee of HCC Insurance Holdings, Inc. for the benefit of the holders of Trust Preferred Securities of HCC Capital Trust II.

*
To be filed, if necessary, by post-effective amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
Filed herewith.

QuickLinks

ABOUT THIS PROSPECTUS
THE COMPANY
THE TRUSTS
RISK FACTORS
ABOUT FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS
GENERAL DESCRIPTION OF SECURITIES
DESCRIPTION OF COMMON STOCK
DESCRIPTION OF DEBT SECURITIES
DESCRIPTION OF WARRANTS
DESCRIPTION OF TRUST RELATED JUNIOR SUBORDINATED DEBT SECURITIES
DESCRIPTION OF TRUST PREFERRED SECURITIES
DESCRIPTION OF TRUST RELATED GUARANTEES
RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED SECURITIES AND THE GUARANTEES
SELLING SECURITY HOLDERS
CERTAIN LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND MORE INFORMATION
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
  ITEM 14. Other Expenses of Issuance and Distribution.
  ITEM 15. Indemnification of Officers and Directors.
  ITEM 16. Exhibits and Financial Statement Schedules.
  ITEM 17. Undertakings
SIGNATURES
INDEX TO EXHIBITS